Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CRITICAL SOLUTIONS, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 2008, AT 3:19 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4490424 8100

081215297

You may verify this certificate online at corp.delaware.gov/authver.shtml

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 7040861

DATE: 12-22-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:25 PM 12/19/2008
FILED 03:19 PM 12/19/2008
SRV 081215297 - 4490424 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Critical Solutions, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

The corporation shall be authorized to issue 500,000,000 (Five Hundred Million) shares of stock with a par value of $.01 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 19th day of December, 2008.

By: [signature]
Authorized Officer

Title: Chief Operating Officer

Name: Aaron M. Caplan
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